OPKO Health To Acquire FineTech Pharmaceutical Ltd.

Provides In-House Capabilities for
Difficult Syntheses of Diagnostic and Pharmaceutical Products

MIAMI— December 21, 2011 — OPKO Health, Inc. (NYSE: OPK) announced it has entered into an agreement to acquire FineTech Pharmaceutical Ltd., a profitable Israeli company which develops and produces high value, high potency active pharmaceutical ingredients (APIs). The transaction is expected to close on December 29, 2011. FineTech, established by Arie L. Gutman, Ph.D., possesses proprietary technology and know-how in several important areas of organic synthesis. The company offers a full range of services from paper chemistry and laboratory scale development to pilot scale and commercial production; it is staffed with a team of highly qualified chemists with vast experience in synthetic and analytical chemistry, as well as expertise in multi-step syntheses, new polymorph development, and chiral and prostaglandin chemistry. FineTech’s FDA registered facility in Nesher, Israel is equipped with state-of-the-art laboratory, production and quality control equipment. FineTech’s business model has been to develop complex and problematic APIs for sale or license to pharmaceutical companies in the U.S., Canada, Europe and Israel.

”This acquisition is a good strategic fit for OPKO,” said Phillip Frost, M.D., OPKO’s Chairman and Chief Executive Officer. “FineTech’s significant know-how and experience with analytical chemistry and organic syntheses, together with its production capabilities, will play a valuable role in the development of OPKO’s pipeline of proprietary peptoids and other molecules for diagnostic and therapeutic products, while providing revenues and profits.

“My colleagues and I are very excited to become part of the OPKO family and look forward to the opportunities and challenges that await us,” said Dr. Arie L. Gutman, President and CEO of FineTech. “We expect continued growth of revenues and profits from existing products and those in development. Our ability to develop novel processes for making complex synthetic molecules will make us a very productive and valued contributor to the OPKO business”. Following the acquisition, Dr. Gutman will continue to serve as CEO of FineTech.

About OPKO Health, Inc.

OPKO is a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding the FineTech acquisition and expected benefits, the anticipated closing date, expectations regarding the development of the Company’s research and development portfolio, and statements regarding financial projections, including expectations for continued growth of revenues and profits, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as integration issues involving FineTech, and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

OPKO Health, Inc.
Steve Rubin, 305-575-6015

Source: OPKO Health, Inc.